Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 002-74452 on Form N-1A of our reports dated February 16, 2021, relating to the financial statements and financial highlights of BlackRock Managed Volatility V.I. Fund, BlackRock Government Money Market V.I. Fund, BlackRock S&P 500 Index V.I. Fund, BlackRock Advantage SMID Cap V.I. Fund (formerly known as BlackRock Advantage U.S. Total Market V.I. Fund), BlackRock Basic Value V.I. Fund, BlackRock Capital Appreciation V.I. Fund, BlackRock Equity Dividend V.I. Fund, BlackRock International V.I. Fund, BlackRock International Index V.I. Fund, BlackRock Advantage Large Cap Core V.I. Fund, BlackRock Large Cap Focus Growth V.I. Fund, BlackRock Small Cap Index V.I. Fund, BlackRock Advantage Large Cap Value V.I. Fund, BlackRock Global Allocation V.I. Fund and BlackRock 60/40 Target Allocation ETF V.I. Fund of BlackRock Variable Series Funds, Inc. (the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds, for the year ended December 31,2020, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 20, 2021